UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2007

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

303 W. Wall, Suite 1400
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Raven Acquisition Agreement.

On August 3, 2007, Legacy Reserves Operating LP, a wholly owned subsidiary of Legacy Reserves LP (“Legacy”), closed its previously announced acquisition (the “Raven OBO Acquisition” ) of certain oil and natural gas producing properties located primarily in the Permian Basin from Raven Resources, LLC and private parties for an aggregate purchase price of approximately $20.3 million, subject to customary purchase price adjustments, paid in cash.

Item 9.01  Financial Statements and Exhibits.

    (a)    Financial statements of businesses required.

    The financial statements required in connection with the Raven OBO Acquisition are not included in this Current Report on Form 8-K. Legacy will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

    (b)    Pro forma financial information.

    The financial statements required in connection with the Raven OBO Acquisition are not included in this Current Report on Form 8-K. Legacy will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP By: Legacy Reserves GP, LLC, its general partner

Date: August 6, 2007	By:	/s/ William M. Morris
William M. Morris
Vice President, Controller and Chief Accounting Officer